Exhibit 99.1

Memorandum of Understanding

Effective Date: August 24, 2006

Between:

Magic Communications, Inc.

and:

Wavescribe Corp.

Both parties have mutually agreed to enter into a business relationship as per the following terms and conditions:

Intent of the Parties

To fund the expansion of Wavescribe Corp through the reverse merger of Wavescribe Corp into Magic Communications, Inc. The effective date of the merger will be referred herein as the “Closing”.

The Parties have the right to memorialize the terms and conditions herein in an agreement signed by the parties to effectuate the terms herein or may, at their discretion, accept the terms herein as binding. Any Definitive Agreement will contain standard representations and warranties, covenants and conditions to closing.

Magic Communications, Inc. Funding	Magic Communications, Inc. will receive funding of a total of a minimum of $500,000 and a maximum of $750,000 prior to Closing, such investment to be in exchange for up to three million (3,000,000) shares of common stock of Magic Communications, Inc.

Action at Closing

At the Closing or immediately post-Closing:

•      The name of the publicly traded company will be changed to the name selected by Wavescribe Corp;

•      Wavescribe Corp’s existing shareholders shall be entitled to receive (pro rata) eight million (8,000,000) shares of Magic Communications, Inc.

•      Two million (2,000,000) restricted common shares will be issued and distributed to Chris Messalas or his designee; Two million (2,000,000) restricted common shares will be issued and distributed to Don Latson or his designee; and Two million (2,000,000) restricted common shares will be issued and distributed to MAK LLC or its designee.

•      Wavescribe Corp’s existing shareholders shall be entitled to receive (pro rata) five year Warrants to purchase up to four million shares, such warrants vesting annually (pro rata), released based upon pre-determined benchmarks to be achieved by Magic Communications, Inc. and exercisable either at current market value of with a cashless exercise.

•      Wavescribe Corp’s existing shareholders will appoint at the Closing all directors and officers of Magic Communications, Inc.

Intended Timing	The Closing is intended to be as expeditiously as possible.. The closing will be held in Miami.

Costs and Fees	Each party shall bear their own expenses.

The Parties agree and acknowledge that the Definitive Agreement, if required, shall contain such conditions, representations, warranties and indemnities acceptable to the parties and shall be subject to the approval of the chief executive officers of the parties, their shareholders where appropriate, and their respective Boards of Directors.

This Memorandum of Understanding shall not constitute an agreement or an offer to sell or an offer to purchase.

This Memorandum of Understanding shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

The Parties hereby agree that each provision herein shall be treated as a separate and independent clause, and that the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Memorandum of Understanding shall for any reason be held to be excessively broad as to scope, activity, or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the current applicable law.

This Memorandum of Understanding shall not be amended or modified except by a writing executed by both Parties.

Any waiver by either party of a breach of any provision of this Memorandum of Understanding shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

This Memorandum of Understanding represents the entire understanding of the Parties regarding the terms and conditions hereunder, and supersedes and terminates all prior communications, agreements and understandings, whether oral or written, relating to the subject matter hereof.

This Memorandum of Understanding may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first above shown.

/s/ Stephen Rogers		/s/ Cristal Bahar
By:	Stephen Rogers	By:	Cristal Bahar
Title:	president	Title:	CEO